Exhibit 4.5

FORM OF FACE OF SERIES E PREFERRED STOCK

[Include for Global Certificate: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO F.N.B. CORPORATION OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SERIES E PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SERIES E PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED ARTICLES OF DESIGNATION. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

F.N.B. CORPORATION

Incorporated under the laws of the Commonwealth of Pennsylvania

CUSIP: 30255P 202 ISIN: US30255P2020	Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E	shares

Certificate Number:

This is to certify that                                           is the registered owner of fully paid and non-assessable shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, $0.01 par value per share, $1,000 liquidation preference per share, of F.N.B. Corporation, a Pennsylvania corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:	F.N.B. CORPORATION

By:
Name:
Title:

Countersigned and registered:	COMPUTERSHARE TRUST COMPANY, N.A., Transfer Agent and Registrar

By:
Name:
Title:

[REVERSE OF CERTIFICATE]

F.N.B. CORPORATION

The Corporation has authorized more than one class and series of capital stock. The Corporation will furnish to any shareholder upon request and without charge a full or summary statement of (1) the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined, and (2) the authority of the Corporation’s Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation. Such request should be addressed to the Corporation or Computershare Trust Company, N.A., the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	–	as tenants by the entirety		(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minor Act (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE:

PLEASE PRINT OR TYPEWRITE ABOVE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                  Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint                                  Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:	Signature(s):

NOTICE: The signature to this assignment must correspond with the name(s) as written upon the face of this Receipt in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.